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                                                                    EXHIBIT 99.1

[LAKES ENTERTAINMENT, INC. LOGO]                    NEWS RELEASE
                                                    LAKES ENTERTAINMENT, INC.
                                                    130 CHESHIRE LANE
                                                    MINNETONKA, MN  55305
                                                    952-449-9092
                                                    952-449-9353 (FAX)
                                                    WWW.LAKESENTERTAINMENT.COM
                                                    TRADED: NASDAQ "LACO"


FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
FOR IMMEDIATE RELEASE:
Monday, April 7, 2003

             LAKES ENTERTAINMENT, INC. ANNOUNCES SIGNING LETTER OF
                        INTENT TO SELL LAND IN LAS VEGAS

MINNEAPOLIS, APRIL 7, 2003 - LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that it has signed a Letter of Intent to sell the approximate 3.5 acre undeveloped site which had been previously designated for development of the Chateau time share project with Diamond Resorts in Las Vegas, Nevada. Under the terms of the Letter of Intent, Lakes will sell the property to an entity to be managed and operated by Marriott Ownership Resorts, Inc. for a purchase price of $15.0 million in cash. Certain terms and conditions of this Letter of Intent will need to be satisfied prior to the completion of this sale. In addition to the $15.0 million payment, Lakes will receive $1.0 million as repayment of a loan previously made to Chateau by Lakes. Subject to the satisfaction of the necessary terms and conditions, Lakes anticipates the closing will occur in April or May 2003.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.





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